Third Amendment
To The BankBoston, N.A. Excess Benefit
Supplemental Employee Retirement Plan

          The BankBoston, N.A. Excess Benefit Supplemental Employee Retirement Plan is hereby amended, as follows:

1.	New Section 14 is added to read as follows:

	14.	Plan Freeze.

All accruals, deferrals, employer credits, and other credits (except for interest credits) under the Plan shall cease as of December 31, 2000.

          IN WITNESS WHEREOF, this Third Amendment has been executed by a duly authorized officer of the Company on this 30th day of March, 2001.

FLEETBOSTON FINANCIAL CORPORATION

By: /s/ WILLIAM C. MUTTERPERL
William C. Mutterperl Executive Vice President, General Counsel and Secretary